                                                                     EXHIBIT 4.6

                     REGISTRATION AND REPURCHASE AGREEMENT

     This Registration and Repurchase Agreement (the "Agreement"), dated as of the 26th day of April, 2000 is entered into between Xcel Management, Inc., a Utah corporation (the "Company") and Plazacorp Investors Limited, an Ontario corporation ("Plazacorp" or the "Holder"):

     WHEREAS, there are currently outstanding 9,404,050 shares of Common Stock of the Company;

     WHEREAS, the Company is contemplating a reorganization and recapitalization (the "Contemplated Reorganization") whereby each holder of outstanding Common Stock of the Company will receive two (2) shares of Common Stock in a newly formed Delaware entity (the "Surviving Corporation") for every one (1) share of Common Stock currently held;

     WHEREAS, prior to the completion of the Contemplated Reorganization, pursuant to a Subscription Agreement dated April 26, 2000 (the "Subscription Agreement"), by and among the Company and Plazacorp, Plazacorp has purchased 142,857 shares of common stock, $0.001 par value per share (the "Common Stock"), of the Company;

     WHEREAS, prior to the completion of the Contemplated Reorganization, pursuant to those certain Warrants to Purchase Common Stock dated April 26, 2000, Plazacorp has acquired Warrants (the "Warrants") to purchase a total of 285,714 shares of Common Stock (the Common Stock purchased by Plazacorp pursuant to the Subscription Agreement and the underlying shares subject to the Warrants are hereafter collectively referred to as the "Shares", and "Shares" shall include the shares of the Surviving Corporation issued to Plazacorp as a result of the Contemplated Reorganization);

     WHEREAS, after the completion of the Contemplated Reorganization the Shares purchased pursuant to the Subscription Agreement shall represent 285,714 shares of common stock in the Surviving Corporation, and Shares subject to the Warrants will represent a total of 571,428 shares of common stock in the Surviving Corporation;

     WHEREAS, in order to insure liquidity in the future the Holder wishes to have the Shares registered and the Company wishes to grant such registration rights.

     NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

     Definitions.  As used herein, the following terms have the following
     -----------
meanings:

     "Register," "registered" and "registration" refer to a registration effected by filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act") and the declaration or ordering by the Securities and Exchange Commission (the "Commission") of effectiveness of the registration statement.

     1.   Registration and Repurchase.
          ---------------------------

               (a) The Company grants to the Holder the right to have the Shares registered pursuant to the Securities Act. The Company will use its best efforts to cause a registration statement to be filed by July 15, 2000 to be declared effective on or before October 15, 2000.

               (b) In the event (i) the registration statement is not filed by July 15, 2000 or (ii) is not declared effective by October 15, 2000, the Holder shall have the right, but not the obligation, to require the Company to repurchase the Shares acquired pursuant to the Subscription Agreement at $5.00 per share (the "Repurchase Price"), payable in cash ten (10) business days after the Holder gives notice to the Company that it has elected to "put" the Shares back to the Company. The parties agree that after the Contemplated Reorganization, the Shares subject to repurchase shall be 285,714 shares in the Surviving Corporation and the Repurchase Price shall be $2.50 per Share, as required by Section 3(b) herein.

     2.   Registration Procedures. The Company is required by the provisions of
          -----------------------
this Agreement to effect promptly the registration of the Shares and will:

               (a) prepare and file with the Commission a registration statement on an appropriate form with respect to the Shares and, subject to the provisions of Section 2(b), use its best efforts to cause the
                       ------------
     registration statement to become effective as provided herein;

               (b) prepare and file with the Commission such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep the registration statement effective and current and to comply with the provisions of the Securities Act, with respect to the disposition of the Shares, including such amendments and supplements as may be necessary to reflect the intended method of disposition from time to time of the prospective seller of the Shares, but in no event will the Company be required to file a registration statement or cause a registration statement filed pursuant to this Agreement to remain effective after the second anniversary of this Agreement;

               (c) furnish to the Holder four (4) copies of a prospectus and amendments thereof and supplements thereto in conformity with the requirements of the Securities Act, and such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Shares owned by the Holder;

               (d) use its best efforts to register or qualify, or satisfy exemptions from registration or qualification for, the Shares under such other securities or blue sky or other applicable laws of such jurisdictions within the United States as the Holder shall reasonably request, to enable the Holder to consummate (upon the registration statement being declared effective by the Commission) the public sale or other disposition in such jurisdictions of the Shares owned by the Holder; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not at the time so qualified or to take any action which would subject it to service of process in judicial or administrative proceedings other than those arising out of the offer or sale of the Shares in any jurisdiction where it is not at the time so subject;

               (e) prior to filing any registration statement contemplated by this Agreement, furnish to the Holder and its legal counsel four (4) copies of all documents proposed to be filed. The Holder or its counsel shall be entitled to perform a reasonable due diligence review, at the expense of the Holder, of the matters addressed in the documents and to advise the Company of the changes to such documents that are necessary so that they do not contain any untrue statement of a material fact about the Holder or omit to state any material fact about the Holder required to be stated therein or necessary to make statements about the Holder not misleading in light of the circumstances under which they were made. The Company shall reimburse the Holder up to $2,500 for legal expenses incurred in reviewing the registration statement;

               (f) notify the Holder promptly, and (if requested by the Holder) confirm the notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective under the Securities Act and each applicable state law, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event which makes any statement made in a registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate;

               (g) use best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement filed pursuant to
     Section 1 of this Agreement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Shares offered pursuant to a registration statement filed pursuant to Section 1 of this Agreement for sale in any jurisdiction, at the earliest practicable moment;

               (h) cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing Shares to be sold, which certificates shall not bear any restrictive legends;

               (i) use best efforts to cause the Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holder thereof to consummate the disposition of the Shares; and

               (j) use best efforts to cause all the Shares to be listed on each registered securities exchange or the Nasdaq Stock Market on which Common Stock of the Company is then listed or quoted and on any inter-dealer quotation system on which the Common Stock of the Company is then quoted.

     3.   Adjustment Provisions
          ---------------------

               (a) If the Company completes the Contemplated Reorganization, the total number of Shares subject to this Agreement will equal 285,714 sold pursuant to the Subscription Agreement and 571,428 shares underlying the Warrants. If the Company shall, during the term hereof, (i) declare a dividend and make a distribution on the Common Stock payable in shares of Common Stock, (ii) subdivide or combine its outstanding shares of Common Stock, (iii) change the number of shares of Common Stock evidence by this Agreement by reclassification, exchange or substitution, or (iv) reorganize the capital structure of the Company by merger, reorganization, consolidation or sale of assets, then after the occurrence of such event, this Agreement shall apply to the number of shares of Common Stock or other securities into which the Shares subject to each provision herein shall have been converted, substituted, combined, subdivided, reorganized, reclassified or exchanged as a result of such event. Such adjustment shall be made successively whenever any event listed above shall occur. Any adjustment under this subparagraph (a) shall become effective at the close of business on the date any such event occurs (the "Adjustment Date") and the Repurchase Price shall be adjusted proportionately.

               (b) If, during the term of this Agreement, the number of shares of Common Stock of the Company is adjusted pursuant to subparagraph (a) above, then the Repurchase Price per share to be in effect after such Adjustment Date shall be determined by multiplying the Repurchase Price per share in effect immediately prior to such Adjustment Date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the closing of business on the Business Day immediately preceding such Adjustment Date and the denominator of which shall be the number of shares of Common Stock (or the equivalent amount of other securities) outstanding at the opening of business on the first Business Day after the Adjustment Date.

               (c)  Notice of Adjustment. The Company shall give notice of each
                    --------------------
     adjustment or readjustment of the number of shares of Common Stock or other securities issuable upon exercise of this Warrant to Holder or of the Exercise Price per share at the address set forth in Paragraph 17 hereof.
                                                          ------------

     4.   Cooperation by the Holder.
          -------------------------

               (a) The Holder will furnish to the Company in writing such information about the Holder as the Company may reasonably require from the Holder in connection with the preparation of the registration statement (and the prospectus included therein).

               (b) The Holder will not (until further notice) effect sales of Shares after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus; but the obligations of the Company with respect to maintaining a registration statement current and effective shall be extended by a period of days equal to the period the suspension is in effect. The Company agrees to use commercially reasonable efforts to promptly prepare and file any such correction or update. At the end of the period during which the Company is obligated to keep a registration statement current and effective (and any extensions thereof required by the preceding sentence), the Holder shall discontinue sales of Shares pursuant to the registration statement upon receipt of notice from the Company of its intention to remove from registration the Shares covered by the registration statement which remain unsold, and the Holder shall notify the Company of the number of Shares registered which remain unsold immediately upon receipt of the notice from the Company.

               (c) The Holder agrees to provide the Company with written representations of fact about the Holder reasonably necessary to permit the Company and its counsel to conclude that all sales of Shares made in connection with the registration were made in compliance with all applicable securities laws, including, without limitation, the prospectus delivery requirements of Section 5 of the Securities Act and any applicable restrictions of Rules 10b-6 and 10b-7 of the Securities Exchange Act of 1934, as amended.

     5.   Expenses of Registration.  All expenses incurred in effecting any
          ------------------------
registration pursuant to this Agreement including, without limitation, all registration and filing fees, expenses of compliance with blue sky laws, fees and disbursements of counsel for the Company and expenses of any audits incidental to or required by any such registration, shall be borne by the Company, except that the costs of prospectus printing and all underwriting discounts and commissions attributable to Shares being sold by the Holder shall be borne by the Holder. Without limiting the generality of the foregoing, the Company shall pay all of the following registration expenses: (a) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (b) to the extent not already incurred, the fees and expenses incurred in connection with the listing on an exchange, the Nasdaq Stock Market, or inter-dealer quotation system of the Shares, (c) all registration and filing fees, (d) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Shares), (e) printing expenses and engraving expenses, (f) fees and disbursements of counsel to the Company and customary fees and expenses for independent certified public accountants retained by the Company, and (g) the fees and expenses of any special experts retained by the Company.

     6.   Notices. Any and all notices, designations, consents, offers,
          -------
acceptances or other communications provided for herein (each a "Notice") shall be given in writing by overnight courier, telegram or telecopy which shall be addressed, or sent, to the Company as follows (or such other address as the Company or the Holder may specify to the Company and all other parties by Notice):

                              XCEL Management, Inc.
                              1101 Broadway Plaza
                              Tacoma, Washington 98402
                              Attn: President
                              Telecopy: (253) 404-3842


and to the Holder at:

                              Plazacorp Investors Limited
                              3845 Bathurst Street, Suite 202
                              Toronto, Ontario, Canada M3H 3N2
                              Telecopy: (416) 630-4626

All Notices shall be deemed effective and received (a) if given by telecopy, when the telecopy is transmitted to the telecopy number specified above and receipt thereof is confirmed; (b) given by overnight courier, on the business day immediately following the date on which the Notice is delivered to a reputable overnight courier service; or (c) if given by telegram, when the Notice is delivered at the address specified above.

     7.   Amendment. The terms of this Agreement may not be amended, modified or
          ---------
otherwise revised except by the written consent of the Company and the Holder.

     8.   Counterparts; Facsimile Execution. This Agreement may be executed in
          ---------------------------------
two or more counterparts and each counterpart shall be deemed to be an original and which counterparts together shall constitute one and the same agreement of the parties hereto. Each party to this Agreement agrees that it will be bound by its own telecopy signature and that it accepts the telecopy signature of each other party to this Agreement.

     9.   Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS
          -------------
OF THE STATE OF WASHINGTON WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF AND WILL, TO THE MAXIMUM EXTENT PRACTICABLE, BE DEEMED TO CALL FOR PERFORMANCE IN PIERCE COUNTY, WASHINGTON.

     10.  Entire Agreement. This Agreement contains the entire understanding of
          ----------------
the parties hereto respecting the subject matter hereof and supersedes all prior agreements, discussions and understandings with respect thereto.

     11.  Cumulative Rights.  The rights of the parties under this Agreement are
          -----------------
cumulative and in addition to all similar and other rights of the parties under other agreements.

     12.  Severability and Reformation. If any provision of this Agreement is
          ----------------------------
held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom, and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 11.

     13.  Arbitration. IN THE EVENT OF A DISPUTE HEREUNDER WHICH CANNOT BE
          -----------
RESOLVED BY THE PARTIES AMONG THEMSELVES, SUCH DISPUTE SHALL BE SETTLED BY ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATION PANEL (WHICH SHALL BE A ONE PERSON PANEL) MAY BE ENTERED IN ANY COURT OR TRIBUNAL OF COMPETENT JURISDICTION. THE COMPANY AND THE HOLDER AGREE THAT ALL ARBITRATIONS OCCURRING UNDER THIS SECTION 12 SHALL BE HELD IN THE CITY OF TACOMA, WASHINGTON.

     14.  Indemnification.
          ---------------

               (a)  Indemnification by the Company. The Company will indemnify
                    ------------------------------
     Holder against any and all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to, and relating to any action or inaction required of, the Company in connection with any such registration, qualification or compliance, and the Company will reimburse Holder for any legal and any other expenses reasonably incurred by them in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by Holder for use in such prospectus, offering circular or other document.

               (b)  Indemnification by Holder. Holder will indemnify the Company
                    -------------------------
     and its officers and directors and each entity or individual who controls the Company (within the meaning of the Securities Act) and their respective successors in title and assigns against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statement therein not misleading, and Holder will reimburse the Company and its officers, directors, and controlling entities or individuals for any legal and any other expenses reasonably by them incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that this paragraph (b) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon written information furnished to the Company in an instrument duly executed by Holder or any of its officers, directors, or controlling entities or individuals and stated to be specifically for use in such prospectus, offering circular or other document (or related registration statement, notification or the like) or any amendment or supplement thereto.

               (c)  Indemnification Proceedings.  Each party entitled to
                    ---------------------------
     indemnification pursuant to this Section 13 (the "Indemnified Party") shall give notice to the party required to provide indemnification pursuant to this Section 13 (the "Indemnifying Party") promptly after such Indemnified Party acquires actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be acceptable to the Indemnified Party, and the Indemnified Party may participate in such defense at such party's expense; and provided, further, that the failure by any Indemnified Party to give notice as provided in this paragraph (c) shall not relieve the Indemnifying Party of its obligations under Section 13 except to the extent that the failure results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of the failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The reimbursement required by this Section 13 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

     15.  Reimbursement of Expenses. The Company shall reimburse Holder his
          -------------------------
legal and accounting fees incurred by Holder in connection with his acquisition of the Common Stock and the Warrants referenced herein, up to but not exceeding $5,000.00.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    XCEL MANAGEMENT, INC.
                                    a Utah corporation


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


                                    PLAZACORP INVESTORS LIMITED
                                    an Ontario, Canada corporation


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                              AMENDMENT NO. 1 TO
                     REGISTRATION AND REPURCHASE AGREEMENT


     THIS AMENDMENT NO. 1 TO REGISTRATION AND REPURCHASE AGREEMENT (this "Agreement") is effective as of June 13, 2000 by and between Xcel Management, Inc., a Utah corporation (the "Company"), and Plazacorp Investors Limited ("Holder").


                              W I T N E S S E T H

     WHEREAS, the parties have executed that certain Registration and Repurchase Agreement as of April 26, 2000; and

     WHEREAS, the parties have deemed it to be in their mutual best interests to amend the Registration and Repurchase Agreement to reflect new dates for filing a registration statement with the SEC and for such registration statement to be declared effective by the SEC.

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1 shall be amended in its entirety to read as follows:

"1.  Registration and Repurchase.
     ---------------------------

     (a) The Company grants to the Holder the right to have the Shares registered pursuant to the Securities Act. The Company will use its best efforts to cause a registration statement to be filed by September 15, 2000 to be declared effective on or before December 15, 2000.

     (b) In the event (i) the registration statement is not filed by September 15, 2000 or (ii) is not declared effective by December 15, 2000, the Holder shall have the right, but not the obligation, to require the Company to repurchase the Shares acquired pursuant to the Subscription Agreement at $5.00 per share (the "Repurchase Price"), payable in cash ten (10) business days after the Holder gives notice to the Company that it has elected to "put" the Shares back to the Company. The parties agree that after the Contemplated Reorganization, the Shares subject to repurchase shall be 285,714 shares in the Surviving Corporation and the Repurchase Price shall be $2.50 per Share, as required by Section 3(b) herein."


              The remainder of this page intentionally left blank

     IN WITNESS WHEREOF, the parties have executed this Amendment to Registration and Repurchase Agreement as of the 13th day of June, 2000.


                                                PLAZACORP INVESTORS LIMITED

                                                By:____________________________
                                                Name:__________________________
                                                Title:_________________________


                                                XCEL MANAGEMENT, INC.


                                                By:____________________________
                                                Name:__________________________
                                                Title:_________________________

                                 INSYNQ, INC.
                              1101 Broadway Plaza
                               Tacoma, WA  98401


September 5, 2000



     RE: Extension of the filing by Insynq, Inc. (the "Company") of the Registration Statement on Form SB-2 (the "Registration Statement")


To the parties attached on Exhibit A hereto:
                           ---------

     Due to the circumstances requiring us to file a Form 12b-25 to extend the filing of our Annual Report on Form 10-KSB, and the need for additional time after the filing of the 10-KSB for our internal accounting and financial group to verify the information contained in the Registration Statement, we request that you, the undersigned stockholder of the Company, agree to extend the filing date of the Registration Statement which is required under your applicable Registration & Repurchase Agreement to September 25, 2000.

     If you agree to this extension, please sign below and return this executed letter to Lisa A. Genecov, Locke Liddell & Sapp LLP, 2200 Ross Avenue, Suite 2200, Dallas, Texas, 75201.

                                         Best Regards,

                                            //s//

                                         John P. Gorst
                                         President and Chief Executive Officer



The undersigned hereby consents to extend the filing of the Registration Statement to September 25, 2000.


                                    Plazacorp Investors Limited
                               ------------------------------------
                               By:  /s/ Anthony Heller
                                   --------------------------------
                               Name:    Anthony Heller
                                    -------------------------------
                               Title: